AGENCY SECURITIES LENDING AND REPURCHASE AGREEMENT



THIS AGENCY SECURITIES LENDING AND REPURCHASE AGREEMENT (the "Agency Agreement") is entered into on the 16th day of December 2004 between:

(1) DRESDNER BANK AG, NEW YORK BRANCH at 1301 Avenue of the Americas New York, NY 10019 ("the Bank")

         and

(2) USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST at 5701 Golden Hills Drive, Minneapolis, MN 55416 (the "Client").


WHEREAS:

A. The Client wishes the Bank, as its agent and on its behalf, to sell, lend or otherwise transfer Securities to various Counterparties under the terms of repurchase agreements, securities lending agreements or such other documentation as may be appropriate against the transfer of Collateral or payment of cash subject to an obligation of the relevant Counterparty to sell or otherwise transfer to the Client Equivalent Securities at a certain date or on demand;

B. The Client further wishes the Bank to invest cash Collateral in Investments; and

C. The Bank has agreed to do so on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual covenants, representations, terms and conditions contained herein, the Bank and the Client agree as follows:

1.       DEFINITIONS

         The following terms, as used herein, shall have the following meanings:

         "Agent" means the Bank acting in its capacity as the duly appointed agent of the Client pursuant to this Agency Agreement.

          "Bank Affiliate"             means any office or branch of
                                       the Bank and any other entity that
                                       directly, or indirectly through one or
                                       more intermediaries, controls the Bank or that is controlled by or is under common control with the Bank.

         "Business Day"                means any day on which (i) transfers
                                       are made by the Clearance System through which Client Securities subject to
                                       Transactions are transferred; and (ii)
                                       transfers are made by the Clearance
                                       System through which the Collateral
                                       relating to Transactions is transferred;
                                       and (iii) the relevant branch of the Bank is open for business.

         "Clearance System"            means the relevant payment and/or
                                       securities settlement system in respect
                                       of cash and Client Securities that are
                                       transferred pursuant to Transactions and the transfer of Collateral.

        "Client's Account(s)"          means the Client's account(s)set forth in
                                       Exhibit A.

         "Client Affiliate"            means any office or branch of
                                       the Client and any other entity that
                                       directly, or indirectly through one or
                                       more intermediaries, controls the Client or that is controlled by or is under common control with the Client.

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          "Client                      Obligations" means: (a) the execution,
                                       delivery and performance of this Agency
                                       Agreement by the Client; (b) the entering into and performance of the obligations arising under any Transaction or under the applicable Counterparty Agreement and
                                       (c) the entering into and performance of the obligations arising under any Investment entered into or made hereunder or under the applicable Counterparty Agreement.

         "Client Securities"           means Securities which are,
                                       from time to time, contained in the
                                       Client's Account(s) and which are
                                       available for Lending Transactions
                                       pursuant to this Agency Agreement.

         "Collateral"                  means the types of collateral set forth
                                       in Exhibit C.

                                       For the purposes of this Agency
                                       Agreement, any Securities received by the Bank as Agent pursuant to Reverse Transactions shall be deemed to be Collateral.

          "Counterparty"               means any entity approved by the Client
                                       and identified in Exhibit B hereto, as
                                       such Exhibit may be amended or
                                       supplemented from time to time by
                                       delivery to the Client from the Bank of
                                       an executed, amended or supplemented
                                       Exhibit B, other than an entity deleted
                                       from such Exhibit B pursuant to written, e-mailed or faxed instructions from the Client. For the avoidance of doubt, the Bank and Bank Affiliates may be Counterparties, to which the Client expressly consents and confirms its acceptance.

         "Counterparty                 Affiliate" means any office or branch of
                                       a Counterparty and any other entity that directly, or indirectly, controls, is controlled by or is under common control with a Counterparty.

         "Counterparty                 Agreements" means such repurchase
                                       agreement, securities lending agreement
                                       or other agreement between the Client and any Counterparty the terms and conditions of which shall govern Transactions, negotiated by the Bank (as Agent on behalf of the Client) in its sole discretion, pursuant to Clause 2 hereof.

         "Distributions"               means all interest payments, stock or
                                       cash dividends or other distributions,
                                       rights or warrants made in respect of the Transferred Securities during the term of any Transaction.

         "Equivalent Securities"       means Transferred Securities
                                       or Securities of the same issuer, issue, class and quantity as Transferred
                                       Securities (or equivalent thereof in the event of a reorganization, recapitalization or merger of the issuer of the Transferred Securities).

          "Indemnity Proceeds"         means any amount paid by the
                                       Bank to the Client pursuant to its
                                       indemnity set out in Clause 13.


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          "Insolvency Default"         means, under the terms of any
                                       Counterparty Agreement, any of the
                                       following:

                                       a)  any Counterparty makes a general
                                           assignment for the benefit of, or
                                           enters into a re-organization,
                                           arrangement, or composition with
                                           creditors; or

                                       b)  any Counterparty admits in writing
                                           its inability to pay its debts as
                                           they become due; or

                                       c)  If there is a presentation or filing
                                           of a petition in respect of a
                                           Counterparty (other than by the
                                           Client in respect of any obligation
                                           under this Agency Agreement) in any
                                           court or before any agency alleging
                                           or for the bankruptcy, winding-up or
                                           other insolvency of that Counterparty
                                           (or any analogous proceeding) or
                                           seeking any re-organization,
                                           arrangement, composition,
                                           re-adjustment, administration,
                                           liquidation, dissolution or similar
                                           relief under any present or future
                                           statute, law or regulation, such
                                           petition (except in the case of a
                                           petition for winding-up or any
                                           analogous proceeding) not having been
                                           stayed or dismissed within 30 days of
                                           its filing; or

                                       d)  any Counterparty seeks, consents to
                                           or acquiesces in the appointment of a
                                           receiver, administrator, liquidator,
                                           trustee or analogous officer of it or
                                           any material part of its property; or

                                       e)  a receiver, administrator,
                                           liquidator, trustee or analogous
                                           officer of such party is appointed
                                           over all or any material part of the
                                           property of a Counterparty.

         "Investments"                 means:

          i)                           the purchase of Securities, instruments
                                       and other investments; and

          ii)                          the entry into of other financial
                                       contracts,

                                       using cash Collateral in each case as
                                       determined by the Agent in accordance
                                       with the Investment Guidelines contained in Exhibit D. For the avoidance of doubt, Investments may include the purchase of Securities, instruments and investments issued by, purchased through or transactions entered into with the Bank, Bank Affiliates and customers of the Bank and/or Bank Affiliates for whom the Bank acts in any capacity.

          "Lending Transactions"        means transactions entered
                                       into between the Client (through the
                                       agency of the Bank) and a Counterparty
                                       under the terms of a Counterparty
                                       Agreement whereunder the Client lends,
                                       sells or otherwise transfers Client
                                       Securities to such Counterparty and the
                                       Counterparty transfers Collateral or pays cash to the Bank as Agent subject to an obligation of such Counterparty to redeliver or resell Equivalent Securities to the Client and for the Client to transfer back Collateral or pay cash to the Counterparty.


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         "Liquidation Proceeds"        means, in the case of
                                       Transactions where Collateral has been
                                       provided, the amount of any cash
                                       Collateral delivered by the Counterparty to the Bank, acting on behalf of the Client or, in the case of Collateral consisting of Securities, the Market Value of such Securities on the date that the Bank takes action with respect to such Collateral under Clause 12.

         "Market Value" means, the value of any relevant cash or Securities as determined by the Bank acting in good faith and with reference to any relevant valuation provisions contained in any applicable Counterparty Agreement (and for the avoidance of doubt the Bank may rely upon the accuracy of any recognized pricing service in assessing Market Value).

         "Realised Income" shall have the meaning given in Clause 5.

         "Recall Notice" means written notice (which may be by facsimile) provided to the Bank by the Client in accordance with the procedure set out in Clause 8.

         "Recall Period"               has the meaning set forth in Clause 8.

          "Reverse Transactions"       means transactions entered
                                       into between the Client (through the
                                       agency of the Bank) and a Counterparty
                                       under the terms of a Counterparty
                                       Agreement whereunder the Counterparty
                                       sells or otherwise transfers Securities
                                       or other financial instruments to the
                                       Client and the Client transfers
                                       Securities or pays cash to the
                                       Counterparty subject to an obligation of the Client to redeliver or resell
                                       Equivalent Securities to the Counterparty and for the Counterparty to transfer
                                       Securities or pay cash to the Client.

         "Securities"                  means shares, stocks, bonds, debentures,
                                       notes, certificates of indebtedness,
                                       warrants or other securities or other
                                       financial instruments (whether
                                       represented by a certificate or by a
                                       book-entry on the records of the issuer
                                       or other entity responsible for recording such book-entries).

         "Transaction"                 means Lending Transactions and Reverse
                                       Transactions.

         "Transfer"                    means a transfer of Securities from the
                                       Client to a Counterparty, or the transfer of Securities by a Counterparty to the Client (in either case through the agency of the Bank) pursuant to the terms of the relevant Counterparty Agreement.

         "Transferred Securities"      means Securities which are subject to a
                                       Transfer.

2.       APPOINTMENT OF AGENT, IDENTITY DISCLOSURE, APPROVED COUNTERPARTIES

2.01     The Client hereby authorizes the Bank as follows:

         2.01.01 to enter into Lending Transactions with Counterparties identified to and accepted by the Client upon such terms as the Bank shall in its sole discretion decide, subject always to the terms hereof; and

         2.01.02 to enter into Investments in accordance with the Investment Guidelines set out in Exhibit D.


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2.02     The Client hereby authorizes and grants the Bank its power of attorney, to negotiate and execute (and where necessary take such steps, including the execution of any documentation, as it considers necessary where it is subrogated to the rights of the Client pursuant to this Agency Agreement), as Agent, all and any Counterparty Agreements and to take all and any other actions necessary to enter into Transactions or make Investments (including, without limitation, making required undertakings to regulatory and tax authorities having jurisdiction with respect to the Transactions, Investments or Client Securities).

2.03 The Bank shall be authorized to disclose the Client's identity to (i) the Counterparties, (ii) issuers and entities with whom any contracts are entered into as Investments and (iii) regulatory and tax authorities having jurisdiction with respect to the Transactions, Investments or Client Securities.

2.04 The Bank shall only enter into Transactions, on the Client's behalf, with Counterparties approved by the Client. The initial list of Counterparties is set forth in Exhibit B, and the Client represents and warrants that it has taken all steps necessary to authorize and approve the entering into of Transactions with each such Counterparty in accordance with the Client's constitutional documents, internal procedures and applicable law.

2.05 The Client hereby acknowledges that it shall not rely upon the Bank to carry out any due diligence with respect to the legal capacity, authority or otherwise of any Counterparty nor as to the enforceability of any Counterparty Agreement, or any particular provisions thereof whether before or upon the insolvency of or any similar event under the laws of any jurisdiction concerning any Counterparty. To the extent that the Bank carries out any such due diligence, it shall be solely for the Bank's benefit.

2.06 The Client acknowledges that the Bank acts as agent for other clients who may hold some of the same Securities as the Client and accordingly, Transactions with a Counterparty may be allocated or reallocated among several of the Bank's clients, which may or may not include the Client, at the sole discretion of the Bank. If a Transaction is reallocated to or from the Client, the Bank shall make appropriate adjustments to the Client's Account(s) and to the Collateral held on behalf of the Client, to reflect such reallocation.

2.07 Transactions and some types of Investments are often carried out in the over the counter market and not on an exchange. In such cases, the Bank will enter into Transactions and Investments as Agent on behalf of the Client, which are not subject to the rules or requirements of any stock or investment exchange.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CLIENT

3.01 The Client represents, warrants and covenants that the Client has and will have the legal right, power and authority to enter into and carry out all of its obligations in respect of Transactions and Investments contemplated by this Agency Agreement and that this Agency Agreement and each Counterparty Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

3.02     The Client represents and warrants that the Client Obligations:

         3.02.01 are within the Client's corporate, trust or other constitutive powers;

         3.02.02 have been duly authorized by all necessary corporate, trust or other appropriate action;

         3.02.03 require no action by or in respect of, or filing with or approval of, any governmental body, agency, regulatory authority or official (including without limitation any exchange control approvals) that has not been respectively taken, filed or obtained; and

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

         3.02.04 do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organisational documents of the Client or of any agreement, judgement, injunction, order, decree or other instrument binding upon the Client.

         The Client agrees to inform the Bank immediately if any representation and warranty set forth in this Clause ceases to be true and correct as of any date after the date hereof.

3.03 The Client further represents, warrants and covenants that it has read and understood the Investment Guidelines contained in Exhibit D pursuant to which Investments shall be made and hereby expressly approves such Investment Guidelines.

3.04 The Client hereby represents and warrants that it has: (a) taken its own professional advice and made its own determination with respect to and fully understands the nature and extent of the potential risk of loss (including those relating to legal, tax and accounting) of the Investments and the Transactions envisaged by this Agency Agreement,
         (b) has not relied on any statement or representation by the Bank, its employees, representatives or agents made with respect thereto and (c) the execution and performance of this Agency Agreement, the Counterparty Agreements, the Transactions and the Investments are appropriate for the Client taking into account its objectives, experience, financial and operational resources.

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BANK

4.01 The Bank represents, warrants and covenants that it has and will have the legal right, power and authority to carry out its obligations under this Agency Agreement, and that the execution, delivery and performance of this Agency Agreement by the Bank:

         4.01.01    are within the Bank's corporate powers; and

         4.01.02 have been duly authorized by all necessary corporate action under its constitutional documents.

4.02     The Bank hereby undertakes:

         4.02.01 to account to the Client for all outstanding Transactions pursuant to Clause 6;

         4.02.02 to take all steps available under the terms of the relevant Counterparty Agreement to maintain adequate Collateral, if applicable; and

         4.02.03 to comply with all of its responsibilities and obligations relating to Investments.

5.       FEES

5.01 In connection with each Transaction and each Investment hereunder the Bank shall calculate the Realized Income.

5.02     The Realized Income shall mean:

         5.02.01 the net income paid or accrued from Investments after the payment of all fees, charges, interest or commissions paid with respect to such Investment; PLUS

         5.02.02    any fees paid or accrued by a Counterparty in respect of
                     Transactions; LESS

         5.02.03 any interest, rebate or fee paid or accrued to a Counterparty in respect of Transactions and Investments.


5.03 The Realized Income will be apportioned between the Client and the Bank as follows: Client 75%, Bank 25%. The Bank agrees to credit an amount equal to 75% of the Realized Income to the Client's account monthly on a provisional basis regardless of when Realized Income is actually received by the Bank. The Client shall, upon the request of the Bank, promptly return any excess Realized Income paid by the Bank pursuant to this Clause 5.

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

5.04 The Realized Income shall be payable in the same currency as that received by the Bank or such other currency agreed to in writing between the parties hereto from time to time.

5.05 The aforesaid fee, interest or rebate shall, in the absence of any contrary written arrangement between the Bank and the Client, be determined by the Bank in a commercially reasonable manner.

6.       STATEMENTS

         The Bank shall provide the Client with statements, by written or electronic means, of Transactions and Investments entered into by the Bank on the Client's behalf, upon request or in any event not less frequently than monthly.

7.       PAYMENTS IN LIEU OF DISTRIBUTIONS ON THE CLIENT SECURITIES

7.01 It is understood that under the applicable Counterparty Agreement, each Counterparty shall be required to pay or deliver to the Bank payments in the amount of all Distributions made in respect of Client Securities which are the subject of a Lending Transaction. The Distributions shall be credited by the Bank to the Client's Account upon receipt of the Distributions from the Counterparty. If any Distributions are credited to the Client's Account prior to the Bank's receipt of such Distributions from the Counterparty, such Distributions shall be provisional and may be reversed if they are not in fact received from the Counterparty.

7.02 If any Distributions are not received by the Bank from a Counterparty by the expiration of the applicable payment or delivery period specified in the relevant Counterparty Agreement, the Bank shall notify the Client of such fact and shall take all actions, on the Client's behalf and at the Client's risk and expense, that the Bank deems appropriate to secure the prompt payment or delivery of such Distributions. The Bank may exercise, on the Client's behalf, all rights of the Client that it may have against the Counterparty.

8.       TERMINATION OF TRANSACTIONS, TRANSFER OF EQUIVALENT SECURITIES

8.01 The Client may instruct the Bank to terminate any Transaction in whole or in part by delivering to the Bank a valid Recall Notice in accordance with Clause 20, in which case, provided that no fixed term arrangements with respect to any Client Securities have been agreed by the Bank on behalf of the Client, the Bank shall immediately demand that the relevant Counterparty effect a Transfer of Equivalent Securities, to the extent that this is permitted under the relevant Counterparty Agreement. Upon any such termination, the Counterparty shall be required, to the extent that the relevant Counterparty Agreement so permits to effect a transfer of Equivalent Securities within the Recall Period. Unless otherwise indicated to the Client by the Bank, the Recall Period for each type of security shall be the relevant standard settlement period for such security.

8.02     The Recall Period shall commence on:

         8.02.01 the Business Day the Recall Notice is received, if such Recall Notice is received by the Bank prior to 12:00 noon in the time zone of the relevant Clearance System for such settlement on such day; or

         8.02.02 the Business Day next following the day on which the Recall Notice is received if it is received by the Bank after 12:00 noon in the time zone of the relevant Clearance System for such settlement.

8.03     The Recall Period shall terminate upon:

         8.03.01 the close of the standard settlement period for such type of security; or

         8.03.02 at the end of such other period negotiated by the Agent and the Counterparty.

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8.04     The Client acknowledges that if a Transaction is terminated for any reason, any losses, interest or other penalties charged by Counterparties and any losses, interest, penalties and other costs in respect of Investments made by the Bank on behalf of the Client, and other costs incurred as a result of such early termination, shall be the sole responsibility of, and shall be borne by, the Client. Nothing in this clause shall affect the Bank's standard of care set forth in Clause 15, or the Bank's obligations set forth in Clause 12.

9.       ELIGIBLE COLLATERAL

9.01 Prior to or simultaneously with the Transfer of Securities to a Counterparty, the Bank shall obtain Collateral on the Client's behalf. The principal amount of cash Collateral and the Market Value (at the time of delivery by the Counterparty) of Collateral in the form of Securities shall, in each case, be not less than 100 percent of the aggregate Market Value of the Transferred Securities or the principal amount of such cash Collateral plus, in the case of debt Securities, any accrued but unpaid interest thereon.

9.02 The Bank shall identify on its books and records all Collateral received by the Bank, on the Client's behalf, and shall credit such Collateral to an account held for the benefit of the Client.

10.      SECURITIES AND COLLATERAL VALUATION PROCEDURE

         The Bank shall, on each Business Day, determine the Market Value of the Client Securities subject to a Transaction relative to Collateral received in respect of such Transaction as follows:

          10.01.01 If on any Business Day the Market Value of the Collateral held in respect of Transactions with any Counterparty is less than 100 percent of the aggregate of the Market Value of the Client Securities subject to Transactions plus, in the case of debt Securities, any accrued but unpaid interest thereon, the Bank shall use its best efforts to obtain from such Counterparty additional Collateral
                                       (subject to any applicable minimum
                                       transfer amount specified in the relevant
                                       Counterparty Agreement) so that the value of the Collateral is equal to or greater than 100 percent of the Market Value of the Client Securities subject to Transactions plus, in the case of debt Securities, any accrued but unpaid interest thereon.

          10.01.02 The Bank may determine the Market Value of the Client Securities subject to Transactions either: (i) by separately determining the Market Value of such Client Securities and the Collateral received in respect of such Transactions from such Counterparty, or (ii) by determining the Market Value of the aggregate of all Transactions with a Counterparty and the Collateral received in respect thereof from such Counterparty pursuant to the applicable Counterparty Agreement.

          10.01.03 The Client expressly acknowledges and agrees that the Market Value of Collateral shall, in the case of cash Collateral, be deemed to mean the principal amount of the cash Collateral in respect of a Transaction which is actually paid by the Counterparty to the Bank, acting on behalf of the Client and not the Market Value of any Investments purchased with such cash Collateral.

11.      INVESTMENT OF CASH COLLATERAL

11.01 The Bank is hereby authorized, without obtaining any further approval from Client, to invest any of the cash Collateral received in connection with Lending Transactions on the Client's behalf and for the Client's account in Investments.

11.02 The Bank may sell, close-out, liquidate or unwind any Investment, on the Client's behalf and for the Client's account, whenever the Bank, in its sole discretion, deems it appropriate to do so, and such sales may be transacted through the Bank or Bank Affiliates.


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11.03    The Client agrees to accept all investment risks associated with any and all Investments, including, but not limited to, interest rate, market, credit and liquidity risk. To the extent of any deficiency in the amount of Collateral available for return to a Counterparty due to losses on Investments (including negative Realized Income) or otherwise, the Client shall deliver to the Bank, promptly after notice of such deficiency and upon request for such payment by the Bank, immediately available funds in an amount equal to such deficiency. For the avoidance of doubt, a failure by the Bank to request such deficiency shall not constitute a waiver of its rights to such payment.

11.04 The Bank shall maintain the property relating to or arising from Investments made on the Client's behalf as contemplated by this Clause in one or more custody accounts segregated from the Bank's own assets.

11.05 No interest on any uninvested cash Collateral or any other uninvested cash which may be held by the Bank will be payable to the Client unless specifically agreed by the Bank.

11.06 The Client acknowledges that Investments may be in obligations or other securities of the Bank or any Bank Affiliate and in a short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which the Bank and/or a Bank Affiliate provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated. The Client further acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which the Bank or a Bank Affiliate may provide services are not guaranteed or insured by the Bank or a Bank Affiliate or by the Federal Deposit Insurance Corporation or any government agency.

11.07 The Client is hereby advised and acknowledges that the provisions of the Securities Investor Protection Act of 1970 may not protect the Client with respect to a loan of securities under this Agency Agreement and that, therefore, the Collateral delivered to the Client may constitute the only source of satisfaction of the Counterparty's obligations in the event the Counterparty fails to return the Transferred Securities.

12.      CLOSE-OUT, LIQUIDATION OF, ENFORCEMENT OF RIGHTS TO COLLATERAL

12.01 In the event that the Bank is notified or becomes aware of the occurrence in respect of a Counterparty of a default, event of default, termination event or analogous event pursuant to a Counterparty Agreement, the Bank may in its sole discretion exercise such rights, including any rights of termination, in respect of Transactions with such Counterparty, to which the Lender is entitled under the terms of such Counterparty Agreement.

12.02 If the Bank exercises any rights to terminate Transactions with a Counterparty on the Client's behalf it shall, at the Client's expense, immediately close-out, liquidate, or enforce rights to any Collateral or Securities received in respect of:

         12.02.01 Lending Transactions with such Counterparty and apply the Liquidation Proceeds to the purchase of Equivalent Securities as replacement for the Client Securities subject to such Lending Transactions with the relevant Counterparty;

         12.02.02 Reverse Transactions with such Counterparty and apply the Liquidation Proceeds in replacement of the cash paid to such Counterparty pursuant to such Reverse Transactions;

         and any Liquidation Proceeds received which are in excess of that required for the above-mentioned purposes shall be applied against:

         12.02.03 any other obligations of the Counterparty under the relevant Counterparty Agreement; and

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         12.02.04   any expenses associated with the close-out, liquidation of, or enforcement of rights to the Collateral or Securities and the purchase of such Equivalent Securities or replacement of cash Collateral.

12.03 For two Business Days from the date of any such close-out, liquidation of, or enforcement of rights to the Collateral, the Bank shall use all reasonable efforts and act in accordance with the provisions of all Counterparty Agreements to effect the purchase of Equivalent Securities with the aggregate of the Liquidation Proceeds and Indemnity Proceeds (if any), but any such purchase shall be made only in such markets, in such manner and on such terms as the Bank shall consider appropriate in its sole discretion. If the Bank cannot purchase Equivalent Securities during such two Business Day period, the Bank shall credit the Client's Account with the Liquidation Proceeds, and Indemnity Proceeds, if any, in cash.

13.      INDEMNITIES TO CLIENT

13.01 In the event of an Insolvency Default, the Bank undertakes to indemnify the Client with respect to any shortfall between the Liquidation Proceeds and the Market Value (determined at the time that the Bank, as Agent, exercises the appropriate remedy under the relevant Counterparty Agreement) of: (i) in respect of Lending Transactions, the Securities subject to such Transaction or, (ii) in the case of Reverse Transactions, the amount of cash deposited with a Counterparty with respect to such Transaction provided however, that the Bank shall not indemnify the Client for any such shortfall if the Bank determines in its sole discretion that the Counterparty is a Client Affiliate.

13.02 Except as provided in Clause 13.01, the Bank shall have no liability to the Client for any failure of a Counterparty to transfer Equivalent Securities or pay cash upon the termination of a Transaction. To the extent that the Bank makes any payments to the Client under Clause 13.01, the Bank shall become and remain subrogated to all of the Client's rights that the Client may have against the Counterparty or any other third party, and the Client hereby assigns all such rights to the Bank. The Client agrees to execute and deliver all such written documents, and to take all other actions reasonably requested by the Bank, from time to time, to give effect to any rights of subrogation referred to in this Clause.

13.03 To the extent that the Bank makes any payments to the Client under Clause 13.01 and to the extent that any rights, claims or other demands against any Counterparty or third party are incapable of subrogation under Clause 13.02, the Client hereby agrees to take all such actions as are reasonably required by the Bank to exercise any such rights, claims or demands and undertakes to pay the proceeds thereof forthwith upon receipt to the Bank.

13.04 The Client acknowledges and agrees that nothing in this Clause 13 obliges the Bank to indemnify the Client against any losses in respect of Investments arising from market, credit, or other risks, save as expressly specified in Clause 13.01 above.

14.      THE BANK'S RELATIONSHIP WITH A COUNTERPARTY

         The Client acknowledges that the Bank may be a creditor for its own account or represent in a fiduciary capacity, or any other capacity, any Counterparty or any creditor or client of a Counterparty, even though the interests so represented may conflict with those of the Client. The Bank's obligations hereunder are only those expressly set forth in this Agency Agreement or as otherwise expressly agreed in writing by the Bank. Without limiting the generality of the foregoing, the Bank shall not be required to disclose any financial or other information about a Counterparty obtained in the course of its relationship with such Counterparty, except as expressly provided in this Agency Agreement.

15.      STANDARD OF CARE

15.01 The Bank shall comply with all applicable laws and regulations and shall use reasonable care in the performance of its duties hereunder consistent with that exercised by banks generally in the performance of duties arising from acting as agent for clients in securities lending and sale and repurchase transactions (as appropriate).

15.02 Where the Bank or a Bank Affiliate is a Counterparty, the Bank will take steps to ensure that such Transactions between the Bank or Bank Affiliate and the Client are transacted by the Bank on an arm's length basis on terms that are no more favourable than when the Bank as Agent deals with a Counterparty which is not the Bank or a Bank Affiliate.

15.03 Any Transactions or Investments between the Bank (and/or any Bank Affiliate) and the Client, pursuant to this Agency Agreement shall be handled by persons who are organizationally separated from persons who are engaged in carrying out the Bank's role as Agent for the Client under this Agency Agreement. Such organizational separation may for example (but without limitation) be in the form of an internal arrangement within the Bank to (a) prevent confidential information which is known to individuals in one part of an organization from being conveyed to individuals in another part of such organization where this may give rise to a conflict of interest (commonly known as a `Chinese Wall' procedure) or (b) impose a requirement to disregard any interests, arrangements or relationships which might be thought likely to influence in a material manner dealings with or advice to clients generally.

16.      INDEMNIFICATION BY CLIENT, RELEASE, LIMITATION OF LIABILITY

16.01    The Client shall indemnify the Bank and hold the Bank harmless:

          16.01.01 from any loss or liability (including without limitation, the reasonable fees and disbursements of counsel) incurred by the Bank in rendering services hereunder or in connection with any breach of the terms of this Agency Agreement by the Client, except such loss or liability which results from the Bank's failure to exercise the standard of care required by Clause 15 hereof. Nothing in this Clause shall derogate from the indemnities provided by the Bank in Clause 13;

          16.01.02 for the full amount of any tax which the Bank is obliged to deduct or withhold or otherwise pay to any relevant taxing authority, whether or not the claim for such payment of taxes by that taxing authority was correctly or legally asserted. The Bank may (but shall not be obliged to) consent to contest the Client's liability to such tax on behalf of the Client (but at the expense of the Client). If such taxing authority agrees (or a court of final jurisdiction determines) that the tax was not correctly or legally levied, and such tax is refunded to the Bank, then the Bank shall return such amount (together with interest, if any, paid by the relevant taxing authority) to the Client.

16.02 Notwithstanding any express provision to the contrary herein, the Bank shall not be liable for any indirect or direct consequential, incidental, special or exemplary losses, liabilities or damages, even in the event that the Bank has actual knowledge that such damages may be incurred by the Client.

16.03 The Client agrees that the Bank's duties and responsibilities shall only be those expressly set forth herein and the Bank may consult with counsel and be fully protected with respect to any action taken or omitted to be taken in good faith upon advice of such counsel.

16.04 The Client agrees that the Bank may rely on any certificate, statement, request, consent, agreement or other instrument that it believes to be genuine and to have been signed or presented by a proper person or persons.

17.      AGENTS

         The Bank may use such agents, including but not limited to, such clearing agents, securities depositories, nominees, custodians and sub-custodians and Bank Affiliates, as the Bank deems appropriate to carry out its duties under this Agency Agreement. To the extent that a Bank Affiliate acts as the Bank's agent hereunder, the Bank agrees to be responsible for the acts and omissions of such Bank Affiliate as though performed by the Bank directly. The Client agrees that the

         Bank's sole liability for the acts or omissions of any other agent shall be limited to liability arising from the Bank's failure to use reasonable care in the selection of such agent.

18.      FORCE MAJEURE

18.01 The Bank shall not be responsible for any losses, liabilities, costs or damages suffered or incurred by the Client resulting directly or indirectly from:

         18.01.01 any action, omission, suspension of trading, decision or ruling of any exchange or regulatory, governmental or other body or of any other person which is beyond the Bank's control (including floor broker, exchange, dealing or clearing house error);

         18.01.02 any war, strike, lock-out, national disaster, act of terrorism, delay in postal service or any other delay or inaccuracy in the transmission of orders or other information, or any breakdown, failure or malfunction beyond the control of the Bank of any telecommunication or computer system;

         provided that the Bank shall use reasonable efforts to inform the Client of the occurrence of any such event.

19.      TERMINATION

         This Agency Agreement may at any time be terminated by either party by giving to the other not less than 30 calendar days prior notice in writing (such termination becoming effective upon expiry of such notice), provided that such termination shall not affect any Transaction or Investment or any obligation under this Agency Agreement which is then outstanding and the provisions of this Agency Agreement shall continue to apply to each such Transaction or Investment and each obligation until all the obligations of each party to the other under this Agency Agreement and each such Transaction have been fully performed.


20.      NOTICES

20.01 All notices under this Agency Agreement shall be in writing and sent by mail or facsimile, addressed as follows:

20.01.01 To the Bank:

                    Dresdner Bank AG, New York Branch
                    1303 Avenue of the Americas
                    New York, NY 10019
                    Attention:       Frank Gambino
                    Telephone No:    212 895-5050
                    Facsimile No:    212 429-4890

         20.01.02   To the Client:

                    US Allianz Variable Insurance Products Trust
                    5701 Golden Hills Drive
                    Minneapolis, MN 55416
                    Attention:  Jeffrey Kletti
                    Telephone No:  763 765-587
                    Facsimile No:  763 765-6597

20.02 Notices shall be effective upon receipt. The address of either party may be changed by prior notice to the other party.

21.      GOVERNING LAW, JURISDICTION AND PROCESS
         This Agency Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to conflict of law principals.

         Each party hereto irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in New York City, and any corresponding appellate court, solely for the purpose of any suit, action, or proceeding brought to enforce its obligations hereunder or relating in any way to this Agency Agreement or any transaction contemplated hereby and (b) waives, to the fullest extent it may effectively do so, any defence of inconvenient forum to the maintenance of such action or proceeding in New York City and lack of jurisdiction on account of its place of residence or domicile.

         Each party hereto irrevocably waives any right that it may have to trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agency Agreement or the transactions contemplated hereby.

22.      SUCCESSORS AND TRANSFER OF INTERESTS

22.01 Except as provided by Clause [22.02/23.02] below, the rights, interests and obligations of the Client under this Agency Agreement and under each Transaction shall not be capable of being assigned or transferred without the prior written consent of the Bank.

22.02 Any obligations of the Bank under this Agency Agreement may be performed by any Bank Affiliate and any and all rights, interests and obligations of the Client expressed to be in favour of the Bank shall be held by the Bank for any Bank Affiliate which performs the relevant services, provided that the Bank shall remain liable to the Client under the terms hereof as if such obligations were performed by the Bank.

23.      SEVERABILITY

         If any provision of this Agency Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from the Agency Agreement and the remaining provisions of this Agency Agreement shall remain in full force and effect. The Agency Agreement shall, however, thereafter be amended by the parties in such reasonable manner so as to achieve, without illegality, the intention of the parties with respect to that severed provision.

24.      GENERAL

24.01 Any provision of this Agency Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by both parties hereto.

24.02 The Bank's books and records (whether on paper, microfilm, microfiche, by electronic or magnetic recording, or any other mechanically reproducible form or otherwise) shall be deemed to constitute, in the absence of manifest error, sufficient evidence of the facts stated therein and of any obligations of the parties hereto.

24.03 This Agency Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to such subject matter, PROVIDED THAT, for the avoidance of doubt, this Agency Agreement shall not supersede or derogate from any agreement between the Bank and the Client which sets forth any terms of dealing between the parties as principal to principal.

24.04 This Agency Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF the parties have caused this Agency Agreement to be executed as a deed on the day and date first above written.

SIGNED
FOR AND ON BEHALF OF

DRESDNER BANK AG, NEW YORK BRANCH


/s/ Peter J. Bussler                             /s/ Anthony Toscano
.............................................    .............................
Authorised Signatory                            Authorised Signatory
Name: Peter J. Bussler, Director                Name:  Anthony Tascano, Director


SIGNED
FOR AND ON BEHALF OF

USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

/s/ Jeff Kletti
.............................................    .............................
Authorised Signatory                            Authorised Signatory
Name:     Jeff Kletti, VP                       Name:

                                    EXHIBIT A

The Client's Account(s): All Client Securities contained, from time to time, in the following custody accounts are eligible for Transactions under the Agency Agreement and Counterparty Agreements.




USAllianz AIM Blue Chip                                       1705678/AZC01

USAllianz Van Kampen Comstock                                 26-09753

USAllianz PIMCO PEA Renaissance                              17-04857/AZP01

USAllianz Oppenheimer Emerging Growth                         1705698/AZO01





































                           Acknowledged by Client:     /s/ Jeff Kletti
                                              Name:    Jeff Kletti
                                              Title:   VP - Advisory Management
                                              Date:    12-5-04

                                    EXHIBIT B

                             APPROVED COUNTERPARTIES

The Bank will lend to the Borrowers listed below, a list that EXCLUDES the following parent companies and their respective affiliates: Allianz AG, Deutsche Bank AG, and Prudential Financial/Wachovia (US).

In addition, the Bank will restrict Morgan Stanley (listed below as an approved counterparty) and any of its affiliates from borrowing assets from any accounts where Van Kampen Investments is a sub advisor for the Client.

ABN Amro Securities Inc.
ABN Amro Bank N.V., New York Branch
Arnhold and S. Bleichroeder
Banc of America Securities, LLC
Bank One Capital Markets
Barclays Capital Inc.
Bear Stearns & Co., Inc.
BMO Nesbitt Burns Corp.
Bank of Montreal, New York Branch
BNP Paribas Securities Corp.
Cantor Fitzgerald & Co.
Cantor Fitzgerald Securities LLC
Citigroup Global Markets Inc.
Commerzbank Capital Markets Corp.
Countrywide Securities Corporation
CS First Boston Corp.
FIMAT USA, Inc.
First Union Securities Inc.
Fortis Bank, New York Branch
Fuji Securities, Inc./Mizuho Securities
Goldman Sachs and Company
Greenwich Capital Markets, Inc.
HSBC Securities Inc.
ING Barings LLC
Jefferies and Company Inc.
JP Morgan Securities, Inc.
JP Morgan Chase Bank
Lehman Brothers Inc.
Merrill Lynch Government Securities Inc.
Merrill Lynch Pierce Fenner
Mitsubishi Securities (USA) Inc
Morgan Stanley & Co., Incorporated
M.S. Securities Services
Neuberger Berman, LLC
Nomura Securities International Inc.
Paloma Securities LLC
Raymond James & Associates, Inc.
RBC Dominion Securities Corp.
SG Cowan Securities Corp.

Southwest Securities Inc.
State Street Bank and Trust Company
TD Securities (USA), Inc.
UBS Warburg LLC
W. Deutsche Landesbank Girozentrale, New York Branch
Weiss Peck & Greer LLC


      Acknowledged by Client:     /s/ Jeff Kletti
                         Name:    Jeff Kletti
                         Title:   VP - Advisory Management
                         Date:    12-5-04

                                    EXHIBIT C
                                   COLLATERAL


The Client authorizes the Bank to take cash as collateral in a loan transaction.





x          Cash
x          US Government Obligations
x          US Government Agency/Instrumentality Obligations








             Acknowledged by Client:     /s/ Jeff Kletti
                                Name:    Jeff Kletti
                                Title:   VP - Advisory Management
                                Date:    12-5-04

                                    EXHIBIT D

                              INVESTMENT GUIDELINES

The Client authorises the Bank to make Investments within the categories below:

1) Allianz Dresdner Daily Asset Fund (a AAA rated 2a-7 fund).




                Acknowledged by Client:     /s/ Jeff Kletti
                                   Name:    Jeff Kletti
                                   Title:   VP - Advisory Management
                                   Date:    12-5-04